News Release

Unisys Announces Closing of $440 Million Private Offering of Senior Secured Notes

BLUE BELL, Pa., April 17, 2017 - Unisys Corporation (NYSE: UIS) ("Unisys") announced today the closing of its previously announced offering of $440.0 million aggregate principal amount of its 10.750% Senior Secured Notes due 2022 (the “notes”) through a private offering to qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”).

Unisys intends to use the net proceeds from the offering of the notes (i) to redeem its outstanding 6.25% Senior Notes due 2017 in full, including accrued and unpaid interest thereon, the required call premium and other fees and expenses related to such repayment, and (ii) for general corporate purposes, which may include funding cost reduction and savings initiatives, obligations under its defined benefit plans and investments in next-generation services and technologies.

The notes are fully and unconditionally guaranteed on a senior secured basis by each of the material domestic subsidiaries of Unisys, which are Unisys Holding Corporation, Unisys AP Investment Company I and Unisys NPL, Inc., each a Delaware corporation (the “subsidiary guarantors”). In the future, the notes will be guaranteed by each material domestic subsidiary and each restricted subsidiary that guarantees the senior secured revolving credit facility and other indebtedness of Unisys or another subsidiary guarantor. The notes and the guarantees rank equally in right of payment with all of the existing and future senior debt of Unisys and its subsidiary guarantors and senior in right of payment to any future subordinated debt of Unisys and its subsidiary guarantors. The notes and the guarantees are structurally subordinated to all existing and future liabilities (including preferred stock, trade payables and pension liabilities) of the subsidiaries of Unisys that are not subsidiary guarantors.

The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act or the securities laws of any other jurisdiction.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Unisys
Unisys is a global information technology company that specializes in providing industry-focused solutions integrated with leading-edge security to clients in the government, financial services and commercial markets. Unisys offerings include security solutions, advanced data analytics, cloud and infrastructure services, application services and application and server software.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the anticipated use of proceeds by Unisys. These forward-looking statements are based on current assumptions, expectations and beliefs of Unisys and involve substantial risks and uncertainties that may cause actual results and the timing of events to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to market and other general economic conditions and other risks detailed in filings Unisys makes with the SEC from time to time, including under the heading "Risk Factors" in Unisys' Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Unisys assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: Brian Daly, Unisys, 215-274-1376
brian.daly@unisys.com

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RELEASE NO.: 0417/9496

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

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